Exhibit 10.3

EXECUTION VERSION

VOTING AND LOCK-UP AGREEMENT

THIS VOTING AND LOCK-UP AGREEMENT, dated as of July 11, 2011 (this “Agreement”), is made by and among Michael Kors Holdings Limited, a British Virgin Islands limited company (the “Company”), and the Persons listed on Schedule I attached hereto under the heading “Existing Shareholders” (such Persons, the “Existing Shareholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Shareholders Agreement (as defined below).

RECITALS

WHEREAS, the Company, the Existing Shareholders, SHL Fashion Limited, a British Virgin Islands limited company (“SHLF”), SHL-Kors Limited, a British Virgin Islands limited company (“SHLK”), Michael Kors (USA), Inc., a Delaware corporation, and Michael Kors Far East Holdings Limited, a British Virgin Islands limited company, are parties to a Restructuring Agreement, dated as of July 7, 2011 (the “Restructuring Agreement”), pursuant to which, amongst other things, (i) SHLK merged with and into the Company, with the Company as the surviving company and, following such merger, (ii) SHLF merged with and into the Company, with the Company as the surviving company (the actions set forth in clauses (i) and (ii), together with related transactions contemplated by the Restructuring Agreement, the “Restructuring”);

WHEREAS, as a result of the Restructuring, each Existing Shareholder has become the owner of the number of issued outstanding (i) Ordinary Shares, no par value (the “Ordinary Shares”), of the Company set forth opposite such Existing Shareholder’s name on Schedule I hereto under the heading “Ordinary Shares” and (ii) Preference Shares, no par value (the “Preference Shares” and together with the Ordinary Shares, the “Shares”), of the Company set forth opposite such Existing Shareholder’s name on Schedule I hereto under the heading “Preference Shares”;

WHEREAS, the Restructuring is being consummated prior to, and in anticipation of, the proposed offering (the “Offering”) of up to approximately $500,000,000 aggregate amount of Preference Shares; and

WHEREAS, in connection with the closing of the Restructuring, (i) the Company, each Existing Shareholder and each Person purchasing Preference Shares in the Offering have agreed to execute and deliver the Shareholders Agreement, dated as of the date hereof (the “Shareholders Agreement”), and (ii) the Company and each Existing Shareholder have agreed to execute and deliver this Agreement.

Accordingly, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

VOTING

Section 1.1 Agreement to Vote. Each Existing Shareholder hereby agrees that at any meeting of the shareholders of the Company, however called, including any adjournment, recess or postponement thereof, and in connection with any written consent of the shareholders of the Company, it shall, in each case to the extent that the Ordinary Shares and/or Preference Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause all of its Shares, together with any other Shares or voting securities of the Company that such Shareholder has acquired ownership of after the date hereof (including pursuant to any exercise, conversion or exchange of other securities, or pursuant to a dividend, distribution, share split, recapitalization, division, combination or similar transaction) (the “Covered Shares”) to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of its Covered Shares, in the same manner as the Existing Shareholder or Existing Shareholders holding greater than fifty percent (50%) of the issued and outstanding Ordinary Shares (assuming for this purpose, the conversion of all Preference Shares held by the Existing Shareholders into Ordinary Shares) held by all of the Existing Shareholders at the time of such meeting or consent (“Majority Existing Shareholders”).

Section 1.2 Irrevocable Proxy and Power of Attorney.

(a) To secure each Existing Shareholder’s obligations to vote its Covered Shares in accordance with this Agreement and to comply with the other terms hereof, such Existing Shareholder hereby appoints Sportswear Holdings Limited, a British Virgin Islands limited company (“Sportswear Holdings”), or its designees, as such Existing Shareholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote or act by written consent with respect to such Existing Shareholder’s Covered Shares, and to execute all appropriate instruments consistent with this Agreement on behalf of such Existing Shareholder. The proxy and power granted by such Existing Shareholder pursuant to this Section 1.2(a) are coupled with an interest and are given to secure the performance of such Existing Shareholder’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof, and the vote (or action by written consent) of Sportswear Holdings, in its capacity as proxyholder, shall control in any conflict between the vote (or action by written consent) of Sportswear Holdings, in its capacity as proxyholder, with respect to an Existing Shareholder’s Covered Shares and the vote (or action by written consent) of such Existing Shareholder with respect to such Existing Shareholder’s Covered Shares.

(b) Each Existing Shareholder agrees that, except as required under the Company’s organizational documents, as soon as reasonably practicable prior to (i) any meeting of the shareholders of the Company, however called, including any adjournment, recess or postponement thereof, and (ii) the requested execution of any written consent of the shareholders of the Company, such Existing Shareholder shall notify Sportswear Holdings in writing of such meeting or written consent and, in the case of a meeting, deliver to Sportswear Holdings any proxy card received by such Existing Shareholder relating thereto. Sportswear Holdings agrees that it shall exercise its duty as proxyholder in accordance with the terms of Sections 1.1 and 1.2(a).

(c) In the event that Sportswear Holdings ceases to hold greater than fifty percent (50%) of the issued and outstanding Shares (assuming for this purpose, the conversion of all Preference Shares held by the Existing Shareholders into Ordinary Shares) held by all of the Existing Shareholders, the right to serve as a proxyholder set forth in Section 1.2(a) shall become vested in the Existing Shareholder holding the greatest number of issued and outstanding Ordinary Shares (assuming for this purpose, the conversion of all Preference Shares held by the Existing Shareholders into Ordinary Shares) at the time the relevant proxy is to be exercised and all references in Sections 1.2(a), 1.2(b), 3.3 and 3.4 to “Sportswear Holdings” shall be deemed to be references to such Existing Shareholder; provided, that Sportswear Holdings and any subsequent proxyholder shall continue to be a beneficiary of Sections 3.3 and 3.4 pursuant to the terms thereof whether or not such Person is then serving as a proxyholder pursuant to Section 1.2(a).

(d) Each Existing Shareholder hereby agrees that, except for this Agreement, such Existing Shareholder (i) has not entered into, and shall not enter into at any time while this Article I remains in effect, any voting agreement or voting trust with respect to any Shares and (ii) has not granted, and shall not grant at any time while this Article I remains in effect, a proxy, consent or power of attorney with respect to any Shares, in the case of each of clause (i) and (ii), that would prevent the Existing Shareholder’s compliance with this Article I.

Section 1.3 Termination. The provisions of this Article I shall terminate upon the earlier of (a) the date on which the Existing Shareholders cease to own, in the aggregate, at least fifty percent (50%) of the issued and outstanding Shares (assuming for this purpose, the conversion of all Preference Shares into Ordinary Shares), (b) the consummation of a Company Sale, (c) a liquidation, winding-up or dissolution of the Company and (d) the fifth (5th) anniversary of the Closing.

ARTICLE II

TRANSFERS

Section 2.1 General Restrictions. Subject to Section 2.2, each Existing Shareholder hereby agrees that no Transfer of Shares by such Existing Shareholder shall be permitted unless permitted under Article III of the Shareholders Agreement and not otherwise restricted under this Article II. Any Transfer not in accordance with Article III of the Shareholders Agreement and this Article II shall be deemed to constitute a Transfer by such Existing Shareholder in violation of this Agreement and the Shareholders Agreement, shall be void ab initio, and the Company shall not recognize any such Transfer.

Section 2.2 Transfers Subject to Tag-Along Rights. Each Existing Shareholder hereby agrees that, notwithstanding anything to the contrary contained in Sections 3.2 or 3.6 of the Shareholders Agreement, such Existing Shareholder shall not Transfer any Shares in a Permitted

Transfer under Section 3.2(f)(i) of the Shareholders Agreement unless the Tag-Along Sale of which such Transfer is part is first consented to in writing, or initiated or otherwise participated in, by the Majority Existing Shareholders.

Section 2.3 Condition to Transfers. In addition to the Transfer terms and conditions set forth in this Agreement and the Shareholders Agreement (including Section 3.3 thereof), except for a Transfer in connection with the sale of Preference Shares in the Offering, a Company Sale or in the IPO, no Transfers of Shares by an Existing Shareholder shall be completed or effective for any purpose unless the Transferee shall have executed and delivered to the Company a written undertaking substantially in the form of Exhibit A attached hereto (a “Joinder”), pursuant to which such Transferee agrees (x) to be bound by the terms and conditions of this Agreement and (y) that the Shares acquired by it shall be subject to the terms of this Agreement.

Section 2.4 Effect of Permitted Transfer. Subject to the terms hereof and the Shareholders Agreement, a Permitted Transferee of an Existing Shareholder shall be substituted for and shall enjoy the same rights and be subject to the same obligations as the Transferring Existing Shareholder hereunder with respect to the Shares Transferred to such Permitted Transferee.

Section 2.5 Termination. The provisions of this Article II shall terminate upon the earlier of (a) the date on which the IPO is consummated, (b) the consummation of a Company Sale, (c) a liquidation, winding-up or dissolution of the Company and (d) the third (3rd) anniversary of the Closing (provided, that the provisions of Section 2.3 shall continue to apply to Transfers permitted by virtue of this subclause (d)).

ARTICLE III

GENERAL PROVISIONS

Section 3.1 Certificate Legend. Each certificate evidencing Shares held by an Existing Shareholder shall bear a legend on the face thereof substantially to the following effect (the “Legend”):

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE VOTING AND LOCK-UP AGREEMENT, DATED JULY 11, 2011, BY AND AMONG MICHAEL KORS HOLDINGS LIMITED AND THE SHAREHOLDERS LISTED THEREIN (AS AMENDED FROM TIME TO TIME).”

The Legend shall be promptly removed by the Company, with respect to any certificates evidencing Shares, by the delivery of substitute certificates without such Legend, in the event of a Transfer permitted by this Agreement and in which the Transferee is not required to be bound by, or become a party to, this Agreement with respect to such Shares. Notwithstanding anything to the contrary in this Agreement, to the extent that the Shares are held in uncertificated form, the Shareholder acknowledges and agrees that the Company may cause the Legend required pursuant to this Agreement to be reflected in the records of the transfer agent of the Company and may cause such transfer agent to comply with the provisions of this Section 3.1 relating to the removal of the Legend.

Section 3.2 Termination. Any party to this Agreement shall cease to be a party hereto and this Agreement shall terminate with respect to such party at the time such party no longer owns any Shares. No termination of this Agreement (or any provision hereof) shall (x) relieve any party of any obligation or liability for damages resulting from such party’s breach of this Agreement (or any provision hereof) prior to its termination or the termination of this Agreement with respect to such party or (y) terminate any provision hereof that, by its terms, survives such termination.

Section 3.3 Proxyholder’s Liability. Sportswear Holdings, in its capacity as a proxyholder pursuant to Article I, shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or Law nor for anything which Sportswear Holdings may do or refrain from doing in good faith in its capacity as a proxyholder, nor shall Sportswear Holdings have any accountability hereunder, except for its own bad faith, gross negligence or willful misconduct. Furthermore, upon any judicial or other inquiry or investigation of or concerning the Sportswear Holdings’ acts pursuant to its rights and powers as a proxyholder, such acts shall be deemed reasonable and in the best interests of the other Existing Shareholders unless proved to the contrary by clear and convincing evidence. The provisions contained in this Section 3.3 shall survive the termination of this Agreement (or any provision hereof).

Section 3.4 Indemnification.

(a) The Company will indemnify, exonerate and hold the Existing Shareholders and each of their respective partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and other out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any actual or threatened action, cause of action, suit, or claim arising directly or indirectly out of such Existing Shareholder’s or its other Indemnified Party’s actual, alleged or deemed control or ability to influence the Company or any of its Subsidiaries, including for any alleged act or omission arising out of or in connection with the IPO (other than any such Indemnified Liabilities that arise out of any breach of this Agreement or the Shareholders Agreement by such Indemnified Party or other related Persons); provided, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law. The rights of any Indemnified Party as provided by this Section 3.4 shall not be deemed exclusive of, and shall be in addition to, any other rights to which such Indemnified Party may at any time be entitled under any other agreement or instruction to which such Indemnified Party is or becomes a party or otherwise becomes a beneficiary, under Law, regulation or the organizational documents of the Company or any of its Subsidiaries, or otherwise, and shall extend to such Indemnified Party’s successors and assigns.

(b) The Company hereby acknowledges that the Indemnified Parties may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more Existing Shareholders and certain of their respective Affiliates (collectively, the “Secondary Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnified Parties are primary and any obligation of the Secondary Indemnitors to provide indemnification for the Indemnified Liabilities are secondary), (ii) that it shall be liable for the full amount of all Indemnified Liabilities to the extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable Law and as required by the terms of this Agreement, the organizational documents of the Company or any of its Subsidiaries or any other agreement between the Company and any Indemnified Party), without regard to any rights any Indemnified Party may have against the Secondary Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors on behalf of any Indemnified Party with respect to any claim for which such Indemnified Party has sought indemnification from the Company shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Party against the Company.

(c) Each of the Indemnified Parties shall be a third party beneficiary of the rights conferred to such Indemnified Party in this Section 3.4 and the Secondary Indemnitors shall be a third party beneficiary of Section 3.4(b). The provisions contained in this Section 3.4 shall survive the termination of this Agreement.

Section 3.5 Additional Securities Subject to Agreement. For the avoidance of doubt, each Existing Shareholder agrees that any other Equity Securities of the Company which it hereafter acquires by means of a share split, share dividend, distribution, conversion, exercise of options or warrants, or otherwise shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 3.6 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed), sent by a nationally recognized overnight courier (providing proof of delivery), or mailed in the United States by certified or registered mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to the Company to:

c/o Michael Kors (USA), Inc.

11 West 42nd Street, 21st Floor

New York, NY 10036

Fax No: (646) 354-4826

Attention: John Idol

with a copy (which shall not constitute notice hereunder) to:

SHL Investment Group (USA), Inc.

11 West 42nd Street, 21st Floor

New York, NY 10036

Fax No: (646) 354-4842

Attention: Gary I. Sheff

(b)	if to Michael Kors to:

Mr. Michael Kors

65 West 13th Street, #11D

New York, NY 10011

with a copy (which shall not constitute notice hereunder) to:

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, NY 10036

Fax No: (212) 336-2222

Attention: Peter Schaeffer

(c)	if to Sportswear Holdings Limited to:

c/o Sportswear Holdings Limited

12/F, Novel Industrial Building

850-870 Lai Chi Kok Road

Cheung Sha Wan, Kowloon, Hong Kong

Fax No: +852-2310-1841

Attention: Oliver Chu

with a copy (which shall not constitute notice hereunder) to:

SHL Investment Group (USA), Inc.

11 West 42nd Street, 21st Floor

New York, NY 10036

Fax No: (646) 354-4842

Attention: Gary I. Sheff

(d)	if to Littlestone to:

c/o Zenobia Management S.A.

Grand Rue 114

P.O. Box 1459

1820 Montreux, Switzerland

Fax No: + 41-21-966-5249

Attention: Farouk Abdullah

(e)	if to Northcroft Trading Inc. to:

2 Bd Georges - Favon

CH-1204 Geneva

Switzerland

Fax No: + 41-22-781-4711

Attention: Arturo Fasana

(f)	if to Vax Trading, Inc. to:

c/o MAO Financial Services S.A.

1, rue Etienne-Dumont

1204 Geneva, Switzerland

Fax No: + 41-22-818-6168

Attention: Michel Clemence

(g)	if to OB Kors LLC to:

c/o Orca Bay Capital Corp.

1301 First Avenue, Suite 200

Seattle, WA 98101

Fax No: (206) 689-2404

Attention: Bryon Madsen

(h)	if to John D. Idol to:

Mr. John D. Idol

225 Elderfields Road

Manhasset, NY 1103

Fax No: (516) 365-6872

(i)	if to John Muse, Muse Children’s GS Trust, JRM Interim Investors, LP, or Muse Family Enterprises to:

c/o Hicks, Muse, Tate & Furst Incorporated

200 Crescent Court, Suite 600

Dallas, TX 75201

Fax No: (214) 740-7313

Attention: Linda Ehlers

Section 3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

Section 3.8 Entire Agreement. This Agreement and the Shareholders Agreement (including the exhibits and schedules hereto and thereto) contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, including the Shareholders’ Agreement, dated as of January 29, 2003, by and among the Company, SHLK and MK, which has been terminated pursuant to the Restructuring Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

Section 3.9 Binding Effect; No Third-Party Beneficiary. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto. Except as expressly provided for in Section 3.3 or Section 3.4, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any Person, firm, corporation or other entity other than the parties hereto any remedy or claim under or by reason of this Agreement or any terms or conditions hereof, and all of the terms, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto.

Section 3.10 Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in Law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York without regard to its rules regarding conflicts of Law to the extent that the application of the Laws of another jurisdiction would be required thereby.

Section 3.11 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to Transfers permitted under Article II, the Existing Shareholders may not, directly or indirectly, assign any of their rights or delegate any of their obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the Company. Any purported direct or indirect assignment in violation of this Section 3.11 shall be void and of no force or effect.

Section 3.12 Submission to Jurisdiction; Service. Each party (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States District Court for the Southern District of New York or any New York State Court sitting in New York City, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in such courts, (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the aforesaid courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 3.6 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 3.13 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 3.14 Waiver and Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed (a) in the case of an amendment, by the Company and the Majority Existing Shareholders as of the date of such amendment (provided, however, that, if any such amendment has an impact on any Existing Shareholder and/or its Shares that is different from the impact on any of the other Existing Shareholders and/or their Shares (taking into account, among other things, the size of such Existing Shareholder’s ownership) in a manner materially adverse to the rights of such Existing Shareholder under this Agreement or the value of such Existing Shareholder’s Shares, then such Existing Shareholder shall be required to approve such amendment) or (b) in the case of waiver, by the party against whom the waiver is to operate. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 3.15 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered and understands the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 3.15.

Section 3.16 Specific Performance. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United

States District Court for the Southern District of New York or any New York State Court sitting in New York City, this being in addition to any other remedy at Law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. The parties agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists adequate remedy at Law.

Section 3.17 Other Matters. Notwithstanding anything to the contrary contained in this Agreement or otherwise, there shall be no recovery pursuant to this Agreement by any party for any punitive, exemplary, consequential, incidental, treble, special, or other similar damages (other than those actually paid in connection with a third party claim) in any claim or proceeding by one party against another arising out of or relating to a breach or alleged breach of any representation, warranty, covenant, or agreement under this Agreement by the other party.

Section 3.18 Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees or expenses.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

THE COMPANY:

MICHAEL KORS HOLDINGS LIMITED

By:	/s/ John D. Idol
Name:
Title:

[Signature Page to Voting and Lock-up Agreement]

EXISTING SHAREHOLDERS:

/s/ Michael Kors
MICHAEL KORS

[Signature Page to Voting and Lock-up Agreement]

SPORTSWEAR HOLDINGS LIMITED

By:	/s/ Silas K. F. Chou
Name: Silas K. F. Chou
Title: Director

[Signature Page to Voting and Lock-up Agreement]

LITTLESTONE

By:	/s/ John Pickles
Name: John Pickles
Title: Director

[Signature Page to Voting and Lock-up Agreement]

NORTHCROFT TRADING INC.

By:	/s/ Arturo Fasana
Name: Arturo Fasana
Title: President

[Signature Page to Voting and Lock-up Agreement]

VAX TRADING, INC.

By:	/s/ Dominique Warluzel
Name: Dominique Warluzel
Title: Director

[Signature Page to Voting and Lock-up Agreement]

OB KORS LLC

By:	/s/ Bryon R. Marsden
	Name:	Bryon R. Marsden
	Title:	Vice-President of Orca Bay Capital Corporation, its Manager

[Signature Page to Voting and Lock-up Agreement]

/s/ John D. Idol
JOHN IDOL

[Signature Page to Voting and Lock-up Agreement]

/s/ John R. Muse
JOHN MUSE

[Signature Page to Voting and Lock-up Agreement]

MUSE CHILDREN’S GS TRUST

By:	/s/ Linda L. Ehlers
Name: Linda L. Ehlers
Title: Co-Trustee

[Signature Page to Voting and Lock-up Agreement]

JRM INTERIM INVESTORS, LP

By:	/s/ John R. Muse
	Name:	John R. Muse
	Title:	President of JRM Management Company, LLC, its GP

[Signature Page to Voting and Lock-up Agreement]

MUSE FAMILY ENTERPRISES

By:	/s/ John R. Muse
	Name:	John R. Muse
	Title:	President of JRM Management Company, LLC,its GP

[Signature Page to Voting and Lock-up Agreement]

SCHEDULE I

Existing Shareholders

Existing Shareholders	Ordinary Shares (as of July 11, 2011)	Preference Shares (as of July 11, 2011)

Michael Kors	5,807,923	1,264,878

Sportswear Holdings Limited	25,750,006	7,388,891

Littlestone	645,067	225,897

Northcroft Trading Inc.	967,600	338,845

Vax Trading, Inc.	645,067	225,897

OB Kors LLC	1,290,133	451,194

John Idol	3,291,156	630,565

John Muse	129,011	45,124

Muse Children’s GS Trust	64,507	22,590

JRM Interim Investors, LP	64,507	22,590

Muse Family Enterprises	64,507	22,590

Total	38,719,484	10,639,716

1

EXHIBIT A

FORM OF JOINDER TO VOTING AND LOCK-UP AGREEMENT

THIS JOINDER (this “Joinder”) to the Voting and Lock-Up Agreement, dated as of [            ] (as amended or restated from time to time, the “Agreement”), by and among Michael Kors Holdings Limited, a British Virgin Islands limited company (the “Company”) and the shareholders of the Company party thereto, is made and entered into as of                  by and between the Company and                          (“Joining Shareholder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on the date hereof, Joining Shareholder has [acquired / been issued]                  [Preference/Ordinary] Shares [from             ] and the Agreement and the Company require Joining Shareholder, as a holder of such Shares, to become a party to the Agreement, and Joining Shareholder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. Joining Shareholder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, an “Existing Shareholder” for all purposes thereof and entitled to all the rights incidental thereto.

2. Notice. For purposes of providing notice pursuant to the Agreement, the address of Joining Shareholder is as follows:

[Name]

[Address]

[Facsimile Number]

3. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York without regard to its rules regarding conflicts of Law to the extent that the application of the Laws of another jurisdiction would be required thereby

4. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

5. Counterparts. This Joinder may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same Joinder and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party or parties. For purposes of this Joinder, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of             .

MICHAEL KORS HOLDINGS LIMITED

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

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